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                                                                    EXHIBIT 16.1

                                       [LOGO]

                         Nelson, Mayoka & Company, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS

                                551 5(TH) Avenue
                               New York, New York
                                   10176-0001

                                    -------

                              Tel. (212) 697-7979
                               Fax (212) 697-8997
                                  DIRECT LINE

                                          August 2, 1999

Board of Directors
On2.com, Inc.
375 Greenwich Street
New York, NY 10013

We would like to inform you that we resign as the auditors of On2.com, Inc. as of July 27, 1999. We agree that the reference to us that you have included in the Current Report on form 8-K that you propose to file on August 2, 1999.

                                          Very truly yours,

                                          /s/ NELSON, MAYOKA & CO.
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                                          Nelson, Mayoka & Co.